Exhibit 21
HARRIS CORPORATION
SUBSIDIARIES AS OF SEPTEMBER 1, 2006
      (100% direct or indirect ownership by Harris Corporation, unless otherwise noted)

State or Other
Jurisdiction
Name of Subsidiary	of Incorporation

Harris Asia Pacific Sdn. Bhd	Malaysia
Harris Australia Pty. Ltd.	Australia
Harris Canada, Inc.	Canada
Harris Cayman, Ltd.	Cayman Islands
Harris Communication Argentina SA	Argentina
Harris Communication (Netherlands) BV	Netherlands
Harris Communication France SAS	France
Harris Communication Systems Nigeria Limited	Nigeria
Harris Communications GmbH	Germany
Harris Communications Austria GmbH	Austria
Harris Communications Honduras, S.A. de C.V.	Honduras
Harris Communications International, Inc.	Delaware
Harris Communications Ltd.	Hong Kong
Harris Communications (Shenzhen) Ltd.	China
Harris Controls Australia Limited	Australia
Harris Denmark ApS	Denmark
Harris Denmark Holding ApS	Denmark
Harris do Brasil Limitada	Brazil
Harris Foreign Sales Corporation, Inc.	Virgin Islands
Harris Pension Management Limited	England
Harris SA	Belgium
Harris S.A. de C.V.	Mexico
Harris Semiconductor G.m.b.H	Germany
Harris Semiconductor Design & Sales Pte. Ltd.	Singapore
Harris Semiconductor Pte. Ltd.	Singapore
Harris Semiconductor (Suzhou) Co., Ltd.	China
Harris Software Systems (HK) Limited	Hong Kong
Harris Software Systems, Inc.	Delaware
Harris Software Systems Pte. Ltd.	Singapore
Harris Software Systems Pty Ltd.	Australia
Harris Solid-State (Malaysia) Sdn. Bhd	Malaysia
Harris Systems Limited	England
Harris Technical Services Corporation	Delaware
Harris Two Thousand	England
Harris Canada Holdings Inc.	Canada
American Coastal Insurance Ltd.	Bermuda
BG-COM Information and Communication Limited Partnership	Hungary
BWA Technology, Inc.	Delaware
Digital Automation (Canada) Ltd.	Canada
Drake Automation, Inc.	New York
Eagle Technology, Inc.	Delaware
Encoda Systems de Mexico SA de CV	Mexico
Eyeon Software, Inc.	Canada
HAL Technologies, Inc.	Delaware
Innovision Europe Limited	United Kingdom
LC Limited	Hong Kong
Leitch America Corporation	Delaware
Leitch Asia Ltd.	Hong Kong
Leitch (Beijing) Technology Limited	China
Leitch do Brasil Technologia e Comercio Limitada	Brazil
Leitch Europe Limited	United Kingdom
Leitch France S.A.R.L.	France
Leitch Incorporated	Delaware
Leitch Technology International Inc.	Canada
Manatee Investment Corporation	Delaware
Maritime Communication Services, Inc.	Delaware
Optimal Solutions, Inc.	Missouri
Pine Valley Investments, Inc.	Delaware
Question d’Image S.A.S.	France
Videotek, Inc.	Pennsylvania
Viewbridge, Inc.	California
Worldwide Electronics, Inc.	Delaware